Certain confidential information contained in this document, marked by [***], has been omitted because it (i) is not material and would be competitively harmful if publicly disclosed, or (ii) contains personally identifiable information, omitted pursuant to Item 601(a)(6) under Regulation S-K.

Exhibit 10.19

SINGAPORE VOLITION PTE. LIMITED EMPLOYMENT AGREEMENT

GROUP CHIEF FINANCIAL OFFICER

This Employment Agreement (“Agreement”) is dated January 27, 2021 (“Execution Date”) and is effective from February 01, 2021 (the “Effective Date”) by and between Singapore Volition Pte. Limited, a Singapore corporation (“Company”) and Terig Hughes (“Employee”). The Company and Employee are sometimes referred to herein individually as a “Party” or collectively as the “Parties.

WITNESSETH:

WHEREAS, the Company desires that Employee be employed by the Company, and render services to the Company and its subsidiaries and affiliates, and Employee is willing to be so employed and to render such services, all upon the terms and subject to the conditions contained herein.

WHEREAS, in order to ensure a harmonious ongoing business working relationship among themselves with respect to the conduct pursuant to the terms and conditions outlined in this Employment Agreement, the Parties desire to enter into this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.EMPLOYMENT.  Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Employee and Employee agrees to be employed by the Company as of the Effective Date, and, to render to the Company, its affiliates and/or subsidiaries the services described in Section 3 hereof.

2.TERM.  Employee’s employment under this Agreement shall commence as of the Effective Date hereof and shall continue until terminated in accordance with the provisions of this Agreement (the “Employment Term”).

3.DUTIES.

(a)Group Chief Financial Officer. Employee shall serve as the Group Chief Financial Officer of the Company, reporting directly to the Chief Executive Officer (“CEO”) of VolitionRx Limited (“VNRX”).  Employee shall perform all duties and services incident to the position held by him which shall include, but not be limited to, the duties as set out in Schedule 1.

(b)Company Policies.  Employee agrees to abide by all bylaws and policies of the Company and its affiliates and/or subsidiaries promulgated from time to time by the Company and/or such entities as well as all laws, statutes and regulations.

(c)Place of Work. The normal place of work for the Employee shall either be (at the discretion of the Employee) the Singapore office of the Company or the Employee’s home, however, the Company reserves the right to change your place of work in Singapore upon giving at least one month’s notice of any such change. From time to time, the Employee will be required to attend management meetings at the Company’s affiliates offices in Belgium, London and/or the U.S. and to travel to the premises of the Company’s customers, clients, suppliers or associates both within Singapore and overseas.  It is a condition of your employment that you are prepared to travel to fulfil the aforementioned duties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

4.BEST EFFORTS.  Employee agrees to devote his full business time and attention, as well as his best efforts, energies and skill, to the discharge of the duties and responsibilities attributable to his position.

5.COMPENSATION.  For the duration of the Employment Term and as compensation for his services and covenants hereunder, Employee shall receive:

(a)Salary.  Employee’s base salary shall be Three Hundred and Sixty Thousand Singapore Dollars (S$360,000) per year (“Base Salary”). The Base Salary shall be payable in equal monthly installments in Singapore Dollars in accordance with the Company’s standard payroll practices and policies for employees. The Base Salary shall be referred to as the “Salary”. Employee deductions required by law for contribution to the Central Provident Fund or otherwise shall be made from the Base Salary. The Base Salary shall be reviewed annually and any increases will be approved by the VNRX Board of Directors or the Compensation Committee, and the Board of Directors of the Company.

(b)Warrant.  The Employee shall receive a warrant which shall entitle him to subscribe for and purchase from VNRX, or its successor entity, up to one hundred eighty-five thousand (185,000) shares of common stock of VNRX (the “Warrant”). The Grant Date for the Warrant shall be the Effective Date of this Agreement. The terms and conditions of the Warrant including the formula for the Exercise Price per Share and Vesting Date are set out in the Warrant Agreement attached as Schedule 2.

(c)Incentive Plan. The Employee shall also be eligible to participate in the VNRX annual equity incentive plan for employees. The criteria for determining the amount of any allocations to the Employee under the VNRX annual equity incentive plan for employees, including the criteria for determining the amount of the award, and the conditions that must be satisfied to entitle Employee to receive the award for any year during the term of his Agreement shall be determined, in their sole discretion, by the VNRX Board of Directors or its Compensation Committee.

6.EXPENSES. Employee shall be reimbursed for business expenses incurred by him which are reasonable and necessary for Employee to perform his duties under this Agreement, subject to the production of receipts or other appropriate evidence of payment. In claiming expenses, the Employee shall comply with the Company’s Travel and Expenses Policy or any other Expenses Policies implemented by the Company (as amended from time to time) a copy of which will be provided.

7.EMPLOYEE BENEFITS.

(a)Vacation.  Employee shall be entitled to 21 days paid vacation (excluding public holidays) on an annual basis in accordance with the Company’s policies, as may be established from time to time by the Company for its employees, which shall be taken at such time or times as shall be mutually agreed upon by the Parties. The Employee shall not carry forward any accrued but untaken vacation entitlement to a subsequent holiday year.

(b)Other Leave (Medical/ Hospitalization).  The Employee is entitled to 14 days paid medical leave and 60 days paid hospitalization leave (inclusive of the 14 days medical leave) in each calendar year.  In the event the Employee is unable to discharge his duties for any single continuous period extending beyond 60 days due to medical reasons then the Company is entitled to terminate this Agreement upon providing the requisite notice in accordance with Section 9(b) of this Agreement.

(c)Other Leave (Childcare).  Where applicable, the Employee is entitled to paid maternity leave, childcare leave, paternity and shared parental leave as prescribed by Singapore laws.

(d)Insurance. During the Employment Term, Employee shall receive Standard Group Inpatient & Outpatient (General Practitioner and Specialist Practitioners) medical insurance in Singapore with a reputable insurance provider, provided that Employee shall be required to comply with the conditions attendant to such coverage, the terms of the arrangement, any insurance policy associated therewith and applicable law, and, further, shall be entitled to benefits only in accordance with the terms and conditions of such coverage The Company may withhold from any benefits payable to Employee all taxes and amounts as shall be permitted or required to be withheld pursuant to any applicable law, rule or regulation.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

8.DEATH AND DISABILITY.

(a)Death. The Employment Term shall terminate on the date of Employee’s death, in which event the Company shall, within 30 days of the date of death, pay to his estate, any unpaid Base Salary earned up to the date of death, reimbursable expenses, accrued and unused vacation time, any vested benefits expressly payable in accordance with the applicable plan or program owing to Employee through to the date of Employee’s death.  Employee will not be entitled to any other compensation upon termination of his employment pursuant to this Section 8(a).

(b)Disability. To the extent permitted by law, the Employment Term shall terminate upon Employee’s Disability. For purposes of this Agreement, “Disability” shall mean that Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 6 months, or 150 non-consecutive days in any 12-month period.  The existence of a Disability shall be determined by a qualified physician nominated by the Company. In case of such termination, Employee shall be entitled to receive his Base Salary, reimbursable expenses and accrued and unused vacation time, any vested benefits expressly payable in accordance with the applicable plan or program owing to Employee through the date of termination within 30 days of the date of the Company’s determination of Employee’s Disability.   Employee will not be entitled to any other compensation upon termination of his employment pursuant to this Section 8(b).

9.TERMINATION OF EMPLOYMENT.

(a)Termination With Cause By Company. The Company may terminate this Agreement at any time during the Employment Term for “Cause” upon written notice to Employee, upon which termination shall be effective immediately. For purposes of this Agreement, “Cause” means the following:

i.Willful and material failure to adhere to the Company’s and/or its affiliates’ and subsidiaries’ bylaws or written policies, or lawful directives of the Board of Directors or Chief Executive Officer of VNRX;

ii.Misappropriation (or attempted misappropriation) of any non-trivial Company and/or its affiliates and/or subsidiaries property or funds;

iii.Conviction of, or the entry of a guilty plea or plea of no contest with respect to, any major felony involving moral turpitude; and

iv.Violation of fiduciary duty to the Company.

(b)Termination Without Cause By Company. The Company may terminate this Agreement at any time during the Employment Term without “Cause” either (i) upon three (3) months written notice to Employee; or (ii) if less than three (3) months written notice then subject to the payment of a lump sum equal to the balance of the Employee’s Base Salary that would otherwise have been received between the date of termination and the completion of the three (3) month notice period (which lump sum shall be payable upon receipt by the Company of a satisfactory release from Employee).

(c)Termination By Employee. Employee may terminate this Agreement at any time by providing the Company three (3) months written notice, with or without “Good Reason”.

(d)Compensation upon Termination. Upon termination pursuant to this Section 9, Employee shall be entitled to all accrued and unpaid compensation earned as of the date of termination, including Base Salary, reimbursable expenses, accrued and unused vacation time, and any vested benefits expressly payable in accordance with the applicable plan or program.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

10.DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION; RESTRICTIVE COVENANTS.

(a)Employee acknowledges that he is prohibited from directly or indirectly disclosing any confidential information about the Company, its affiliates and/or subsidiaries or companies with whom the Company, its affiliates and/or subsidiaries do business, including but not limited to trade secrets, formulas, and financial information, to any party who is not a director, officer or authorized agent of the Company or its subsidiaries and affiliates.  The Company will provide Employee with valuable confidential information belonging to the Company or its subsidiaries or its affiliates above and beyond any confidential information previously received by Employee and will associate Employee with the goodwill of the Company or its subsidiaries or its affiliates above and beyond any prior association of Employee with that goodwill.  In return, Employee promises never to disclose or misuse such confidential information and never to misuse such goodwill.

(b)Employee will not, during the Employment Term and for a period of 3 months thereafter, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage in or participate in any other business that is competitive with, or conflicts with, the Company’s, its affiliates’ and/or subsidiaries’ business.

(c)Employee will not, during the Employment Term and for a period of 6 months thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, its affiliates and/or subsidiaries, (i) solicit for employment or hire any person employed by the Company or any of its subsidiaries or affiliates, or (ii) call on, solicit, or take away any person or entity who was a customer of the Company or any of its subsidiaries or affiliates during Employee’s employment with the Company, in either case for a business that is competitive with the business of the Company, its affiliates and/or subsidiaries.

(d)It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable under applicable law, the provisions shall be modified to the extent required to make the provisions enforceable.  Employee acknowledges and agrees that his services are of unique character and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

11.COMPANY PROPERTY.

(a)Any patents, inventions, discoveries, applications, processes, models or financial statements designed, devised, planned, applied, created, discovered or invented by Employee during the Employment Term, regardless of when reduced to writing or practice, which pertain to any aspect of the Company’s or its subsidiaries’ or affiliates’ business as described above shall be the sole and absolute property of the Company, and Employee shall promptly report the same to the Company and promptly execute any and all documents that may from time to time reasonably be requested by the Company to assure the Company the full and complete ownership thereof.

(b)All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company’s, its affiliates’ and/or subsidiaries’ business which Employee shall prepare or receive from the Company shall remain the Company’s, its affiliates’ and/or subsidiaries’ sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company, its affiliates and/or subsidiaries in his possession.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

12.EQUITABLE RELIEF.  It is mutually understood and agreed that Employee’s services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of any of the provisions of Sections 10 or 11 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover. In the event of any breach of this Agreement by Company the Employee shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Employee may be entitled to recover.

13.APPLICABLE LAW AND DISPUTES.  Unless otherwise stated, this Agreement will be governed by and construed in accordance with the laws of the Republic of Singapore. All disputes concerning this Agreement will first be negotiated between the Parties in good faith. If the Parties are unable to settle any difference, dispute, conflict or controversy (a “Dispute”), which arises out of or in connection with this Agreement or its performance, including without limitation any dispute regarding its existence, validity, termination of rights or obligations of any party, then such Dispute shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) in force at the time of referral of the Dispute (the “Rules”).  The place of arbitration shall be Singapore and the proceedings shall be conducted in the English language. There shall be a single arbitrator and the appointing authority shall be the Chairman of the SIAC.

14.NOTICE.  Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be deemed conclusively to have been given: (a) upon receipt, when delivered personally; (b) upon receipt when sent by facsimile or email delivery of a “.pdf” format data file (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; (c) on the third business day following the day timely deposited with Federal Express (or other equivalent international courier), with the cost of delivery prepaid or for the account of the sender; (d) on the seventh business day following the day duly sent by certified or registered mail, postage prepaid; or (e) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

15.INTERPRETATION; HEADINGS.  The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES.  Neither this Agreement, nor any of Employee’s rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed “the Company” for the purpose hereof.

17.NO WAIVER BY ACTION.  Any waiver or consent from the Company respecting any term or provision of this Agreement or any other aspect of the Employee’s conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee’s conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company’s right at a later time to enforce any such term or provision.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

18.COUNTERPARTS; GOVERNING LAW; AMENDMENTS; ENTIRE AGREEMENT; SEVERABILITY; SURVIVAL OF TERMS.  This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Agreement and all other aspects of the Employee’s employment shall be governed by and construed in accordance with the applicable laws of the Republic of Singapore (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto. This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein, including but not limited to any written offer letter or letter agreement concerning employment.  In the event of any conflict, the terms of this Agreement shall control.   The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.  Sections 10 through 19 shall survive any termination of this Agreement and the termination of Employee’s employment.

19.TAX AND DEDUCTION.  All payments to Employee pursuant to this Agreement are subject to applicable Singapore tax and deduction requirements.

[Signature page follows.]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

SIGNATURES

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

By: By:

(“COMPANY”)(“EMPLOYEE”)

Singapore Volition Pte. LimitedTerig Hughes

/s/ Cameron Reynolds                               /s/ Terig Hughes

By:  Cameron ReynoldsBy: Terig Hughes

Its: DirectorNRIC/FIN No. [***]

[Signature Page to Singapore Volition Pte. Limited Employment Agreement – Group Chief Financial Officer]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

SCHEDULE 1

DUTIES

The Employee will be responsible for the performance of such duties and activities as traditionally carried out by the Chief Financial Officer of a US listed company, including:

•responsibility for the management of the finance and accounting teams of VNRX and its affiliates (together the “Group”).

•supervising the preparation and filing of quarterly and annual audited accounts and liaising with and supervising the auditors.

•presenting VNRX’s financial results to stakeholders and discussing the company’s prospects to existing and potential investors.

•responsibility for producing Group monthly management accounts.

•taking responsibility for the internal controls and risk management of the Group.

•working closely with the Group CEO to provide leadership and direction.

•capital raising and contract negotiation.

•structuring the Group’s financial arrangements including forward revenue and expense modelling, mergers and acquisitions and liaising with stakeholders such as investors and shareholders.

•such other duties as reasonably requested by the Company, the VNRX Board of Directors or Group CEO from time to time.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

SCHEDULE 2

WARRANT

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS WILL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.  AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

COMMON STOCK WARRANT

VOLITIONRX LIMITED

WARRANT TO PURCHASE COMMON STOCK

Grant Date:  February 1, 2021

THIS CERTIFIES THAT, for value received TERIG HUGHES (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from VOLITIONRX LIMITED, a Delaware corporation, or its successor entity (collectively the “Corporation”) an amount of common stock equal to One Hundred Eighty-Five Thousand (185,000) shares, subject to the terms and conditions of this Warrant Agreement.

1.Warrant Shares.  The Corporation issues Holder a common stock warrant to purchase One Hundred Eighty-Five Thousand (185,000) common shares of the Corporation (the “Warrant”).

2.Warrant Exercise Price.  The Exercise Price per share shall be US$4.90.

3.Payment of Warrant Price.  Payment of the Exercise Price for the Warrants may be made, by the surrender of the Form of Exercise attached hereto as Exhibit A (duly executed by the Holder), to the Corporation, and:

(a)by making payment, by wire transfer of United States funds to the account of the Corporation (the wiring instructions of which are provided in the Form of Exercise or as otherwise amended by notice in writing to the Holder), in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the Form of Exercise by (b) the Exercise Price then in effect.

(b)indicating a cashless exercise, in which event the Company shall withhold a sufficient number of the Shares covered by this Warrant to satisfy the aggregate Exercise Price.

The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Paragraph, following the purchase of a portion of the Warrant shares hereunder, the number of Warrant shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

For purposes of Rule 144 and this section, it is intended, understood and acknowledged that the common stock issuable upon exercise of this Warrant shall be deemed to have been acquired at the time this Warrant was exercised and the common shares issued. Moreover, it is intended, understood and acknowledged that the holding period for the common stock issuable upon exercise of this Warrant shall be deemed to have commenced on the date this Warrant was exercised and the common shares issued.

4.Terms and Exercise.

(a)Subject to sections 4(b) and 4(c), the Warrant may be exercised by the Holder for all or part of the shares on any date commencing February 1, 2022 with an expiration date of February 1, 2027, at which time the Warrant shall automatically expire and be of no further force or effect.

(b)If the Holder’s employment under the terms of their Employment Agreement with Singapore Volition Pte. Limited. dated January 27, 2021, terminates for any reason prior to February 1, 2022, then this Warrant will automatically expire upon the date of such termination and be of no further force or effect.

(c)Notwithstanding anything in this Warrant to the contrary, this Warrant may not be exercised by the holder unless and until the shares underlying this Warrant have been duly approved for listing by the NYSE American (or if no longer traded on the NYSE American, such other national securities exchange upon which the Corporation’s securities are then traded).

(d)The Holder may exercise the Warrant by delivering to the Corporation the Notice of Exercise Form, attached hereto as Exhibit A, duly executed.

(e)As soon as practicable after the exercise of this Warrant by the Holder as provided in this paragraph, the Corporation will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the common stock. The Corporation covenants and agrees that all of the shares will be fully paid and non-assessable upon such issuance and delivery. The Corporation agrees at all times to reserve and hold available a number of shares of the authorized but unissued common stock of the Corporation which is equal to or greater than the number of shares of common stock issuable upon the exercise of the Warrant.

(f)The Holder, by the acceptance hereof, represents and warrants that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring this Warrant and, upon any exercise hereof, will acquire the common shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such common shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

5.The Corporation’s Merger, Reorganization, Etc.  If, during the exercise period, but before Holder has exercised all of the Warrant rights with regard to the total number of shares available for purchase by Holder, the shares of the Corporation’s common stock are changed into or exchanged for a different number or different kind of shares or other securities, either the Corporation’s or those of another company, this Agreement will remain in force.  However, there will be substituted for each of the shares the number and kind of or other securities for which each share of the Corporation’s common stock was exchanged or into which each share was changed.  The shares or securities substituted for each share of the Corporation’s common stock may be purchased by Holder under this Agreement for the price set for each of the shares in Paragraph 2.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

2

6.Declaration of Stock Dividends.  If the Corporation issues a common stock dividend on the Corporation’s common stock, the number of shares that may be purchased by Holder thereafter will be adjusted as follows:  to each of the unpurchased shares, there will be added the number of shares issued as a dividend on each share of outstanding common stock; each of the shares together with the additional shares applicable to that share will be bought as one unit for the price set out for each of the shares in Paragraph 2.

7.Other Changes in the Corporation’s Stock.  If there are any changes in the number or kind of shares outstanding that affect the Corporation’s common stock or the stock or other securities into which the Corporation’s common stock has been changed, other than those described herein, a majority of the Corporation’s Board of Directors may make such changes in the shares available for purchase under this Agreement as the Board of Directors deems appropriate.  Any adjustment in the shares available for purchase made in accordance with this Paragraph will be binding upon Holder.

8.The Corporation’s Liquidation, Dissolution.  If the Corporation liquidates or dissolves, the Corporation will give Holder at least 10 days’ notice prior to the liquidation or dissolution.  Holder will have the right to exercise the Warrant in full, to the extent that applicable exercise events have occurred.  To the extent that Holder’s Warrant rights have not been exercised on the effective date of the liquidation or dissolution, they will terminate.

9.Violation of Law.  The Warrant issued by this Agreement may not be exercised if its exercise would violate any applicable state securities law, any registration under or any requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, the rules of an exchange on which the shares may be traded, any other federal law, or any state securities laws.

10.Unregistered Stock.  If a registration statement for the shares is not in effect or if Corporation’s attorneys require a writing from Holder to avoid violation of the Securities Act, the Corporation may require a written commitment from the person exercising the Warrant before delivery of the certificate or certificates for the shares.  The Commitment will be in a form prescribed by the Corporation and will include, but not be limited to, statements that (i) it is the intent of the person exercising the Warrant to acquire the shares for investment only and not with the intent of transferring or reselling them; and (ii) that the person exercising the Warrant has been told that the shares may be “restricted shares” pursuant to Rule 144 of the Securities and Exchange Commission and that any resale, transfer, or other distribution of the shares may only be made in conformity with Rule 144, the Securities Act, or any other federal statute, rule, or regulation.  The Corporation may place a legend on the face of the certificate or certificates in accordance with this Commitment and may refuse to permit transfer of the shares unless it receives satisfactory evidence that the transfer will not violate Rule 144, the Securities Act, or any other federal statute, rule, or regulation.

11.Modification.  No modifications to this Warrant Agreement will be effective unless signed by all parties.

12.Transferability.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

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13.Warrant Register. The Corporation shall register this Warrant, upon records to be maintained by the Corporation for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Corporation may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

14.No Rights as a Shareholder.  This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

15.Notices.  Any notice, offer, acceptance, demand, request, consent, or other communication required or permitted under the Warrant must be in writing and will be deemed to have been duly given or made either (a) when delivered personally to the party to whom it is directed (or any officer or agent of such party), (b) three (3) business days after being sent, if sent by a major overnight courier service such as Federal Express or DHL, (c) seven (7) business days after being sent, if sent by registered or certified mail, postage prepaid, or (d) one business day after being sent, if emailed to a corporate officer or Director of the Corporation, and properly addressed to the party to whom it is directed.  A communication will be deemed to be properly addressed if sent to a party at the address provided below:

If to the Corporation:VolitionRx Limited

Attn:  Rodney Rootsaert – Secretary

13215 Bee Cave Parkway,

Suite 125, Galleria Oaks B,

Austin, Texas, 78738

Email:  r.rootsaert@volition.com

If to the Holder:Terig Hughes

[***]

Singapore, 259010

Email:  [***]

16.Governing Law.  This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware.

17.Successors.  All of the provisions of this Agreement will bind the Corporation, its successors and the Holder, unless inconsistent with the provisions of this Agreement

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated:  February 1, 2021

VOLITIONRX LIMITED

By:         /s/ Rodney Rootsaert

By:Rodney Rootsaert

Title:Secretary

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

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Exhibit A

FORM OF EXERCISE

VOLITIONRX LIMITED

(To be signed only on exercise of Warrant)

TO:VOLITIONRX LIMITED

A.The undersigned Holder of the attached original, executed Warrant dated February 1, 2021, hereby elects to exercise its purchase right under such Warrant with respect to __________ shares of Common Stock, as defined in the Warrant, of VolitionRx Limited, a Delaware corporation (the “Corporation”).

B.The undersigned Holder is hereby paying the aggregate purchase price for such shares of Common Stock (the “Exercise Shares”) by (check applicable box):

[ ]   wire transfer of United States funds to the account of the Corporation in the amount of $__________, which transfer has been made before or simultaneously with the delivery of this Form of Exercise; or

[ ]   the cancellation of such portion of the Warrant that is exercisable, as is necessary to exercise this Warrant pursuant to the cashless exercise procedure set forth in Section 3(b).

C.Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned Holder.

By:___________________________________________

Its:___________________________________________

Dated:___________________________________________

__________________________________________________________________________________________________________

Wire Instructions to VolitionRx Limited:

Bank Name:[***]

Bank Address: [***]

New York, NY 10017,

United States of America

Swift Code: [***]

Routing number:[***]

Account number: [***]

Beneficiary Name:VolitionRx Limited

Beneficiary Address:13215 Bee Cave Parkway,

Suite 125, Galleria Oaks B,

Austin, Texas, 78738

__________________________________________________________________________________________________________

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, OR (II) CONTAINS PERSONALLY IDENTIFIABLE INFORMATION, OMITTED PURSUANT TO ITEM 601(A)(6) UNDER REGULATION S-K.

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